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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into as of the 24th day of December, 2001 by and between the Dry Creek Rancheria Band of Pomo Indians ("Tribe") and Douglas Searle the ("Employee").

         The parties hereto expressly intend that this Agreement describe Employee's relationship as an employee of Tribe and not as a contractor, including but not limited to the meaning of such term as is used in 25 USC ss. 2711 and 25 CFR ss. 502.15. The parties have purposefully structured the terms and provisions of this Agreement consistent with, and in furtherance of, this expressed intent.

         l. Employment. On and subject to the terms and conditions of this Agreement, the Tribe hereby employs Employee, and Employee hereby accepts employment with the Tribe, as the General Manager of the Tribe's temporary gaming facility ("Gaming Facility"), to assume overall responsibility for the development, direction and management of the Gaming Facility. Employee shall report to, be accountable to and work under the authority of the Tribe's Board of Directors (the "Board") or such tribal agency or tribal entity as the Tribe may hereafter designate, which thereafter shall be referred to herein as the "Board".

         2. Reporting. Employee shall report directly to the Board with respect to all operations and expenditures of the Gaming Facility and otherwise to the extent requested by the Board. Without limiting the foregoing, Employee shall perform such executive duties as are commonly attendant upon the office of a casino general manager and such further executive duties as may be specified from time to time by the Board, which shall include:

         (a) Overall direction of the construction and development of the Gaming Facility;

         (b) Planning and preparation for food and beverage and other services of the Gaming Facility;

         (c) Recruitment and hiring of managers, supervisors and employees of the Gaming Facility;

         (d) Pre-opening planning and preparation of training programs;

         (e) Overall direction and management of employees of the Gaming Facility, including but not limited to selecting, assigning, re-assigning, structuring or restructuring, employing and terminating such employees (subject to approval by the Board of any express employment contract for a term of years), and the implementation of personnel and wage and benefit policies established by the Board for employees of the Gaming Facility;



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         (f) Preparation of annual operating and capital budgets and of required modifications to such budgets, subject to the approval of the Board, and implementation of such budgets;

         (g) Development and implementation of programs for training of Tribal members for supervisory and management positions in accordance with the preference policies of the Tribe and the Gaming Facility;

         (h) Preparation, implementation and direction of casino compliance programs, including assurance that the Gaming Facility meets the requirements of the Indian Gaming Regulatory Act, the Tribal-State Gaming Compact between the Tribe and the State of California (the "Compact"), the laws and ordinances of the Tribe and other applicable laws as well as agreements to which the Tribe is a party.

         (i) Preparation, implementation and direction of programs to assure that the Gaming Facility meets all federal, Tribal and Compact requirements for internal controls, including establishment and enforcement of policies designed to maintain the integrity of all gaming operations for the protection of the Tribe, the Board, the Gaming Facility, its customers and the public in accordance with law and standards in the gaming industry;

         (j) Upon the direction of the Board, prepare and implement the development of strategic plans for future development of the Gaming Facility's business and advising and consulting with the Tribe in regard to such plans.

         3. Term. The term of this Agreement shall commence on the date of execution of this Agreement (the "Effective Date") and shall end three (3) years after the Effective Date, unless terminated earlier by the parties as provided herein; provided that during the period commencing on the Effective Date and ending sixty (60) days after the date on which the permanent financing for development of the Gaming Facility, in an amount equal to $15,000,000, is funded (the "Financing"), Employee understands that he is and shall be an employee at-will. Thus, either he or the Tribe may terminate his employment at any time during such period for any reason or no reason, and with or without notice notwithstanding anything contained herein to the contrary. In the event the Financing is not funded by January 15, 2002, this Agreement may be terminated, in which case neither party will have any further obligation to the other except to the extent, and as a matter in which Tribe shall have no interest or liability, that Nevada Gold & Casinos ("Lender") may be obligated to Employee with respect to such funding failure.



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         4. Full-Time Service. Employee agrees that during the term of this
Agreement unless earlier terminated, he will commit his full time and energies to the duties imposed hereby and, further, agrees that during the term of this Agreement he will not (whether as an officer, director, member, employee, partner, proprietor, investor, security holder, lender, associate, consultant, adviser or otherwise) directly or indirectly, engage in the business of the Gaming Facility as a competitor or otherwise.

         5. Compensation.

         (a) Employee will be paid a base salary of Two Hundred Fifty Thousand Dollars ($250,000.00) per annum ("Base Compensation"), subject to applicable withholding taxes and required deductions; provided that, during the period commencing on the Effective Date and continuing until the date on which the Financing has been funded, Lender shall be solely responsible for funding or causing to be funded Employee's compensation.

         (b) Base Compensation shall be paid every other workweek on the day established by the Board for all employees of the Gaming Facility.

         (c) Upon renewal of this Agreement, Employee's Base Compensation shall be increased annually, effective on the anniversary of the Effective Date, by five percent (5%), unless otherwise agreed in writing by both parties.

         (d) Employee will be paid an annual discretionary bonus, payable within 45 days after the end of each Contract Year, of not less than seven percent (7%) and not more than thirty percent (30%) of Employee's Base Compensation, based on the following criteria:

                  (i) Employee's success in meeting or exceeding Gaming Facility performance criteria proposed by Employee prior to the start of each fiscal year of the Gaming Facility and approved by the Board;

                  (ii) Employee's success in establishing and implementing all hiring, training, marketing and compliance programs and all other programs of the Gaming Facility with which Employee is charged with responsibility;

                  (iii)    Employee's demonstrated leadership skills; and

                  (iv)     Employee's relationship with the Tribe and the Board;



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         (e) In the event the Tribe adopts a deferred compensation/pension plan,
         Employee shall be entitled to such benefits, including the right to have some or all of any bonus placed into such a deferred compensation plan.

         (f) Employee will be entitled, on the same basis as other employees of the Tribe, to participate in and to receive benefits under any of the Tribe's employee benefit plans, if any, as such plans may be modified from time to time, except that Employee will be entitled to one week of vacation in excess of the Tribe's normal vacation policy for employees of the Gaming Facility.

         (g) The Tribe will reimburse Employee all reasonable and necessary business expenses incurred on behalf of his employment during the performance of his duties under this Agreement, subject to such reasonable policies as may be established by the Board from time to time and any record-keeping and other requirements as may be necessary or appropriate to comply with the Internal Revenue Code. All claims for expense reimbursement shall be supported with documentation substantiating such expense.

         (h) In order to defray the expense to Employee and his family while Employee secures living accommodations in the Sonoma County area, the Tribe shall pay, for a period not to exceed three (3) months, a housing allowance of $1,500. Payments shall commence upon execution of this Agreement.

         (i) Employee will have the right to be reimbursed for any legal fees incurred as the result of defending himself in any third party lawsuit arising out of Employee's obligations under this Agreement; provided that all such defenses shall be managed and controlled by Tribe and with counsel reasonably approved by Tribe. Errors and omissions insurance or appropriate indemnification arrangements will be made with Employee in conjunction with such arrangements made for all members of the Board.

         (j) The Tribe will reimburse Employee his reasonable expenses of moving his family as well as his and his family's household effects from their current residence in Arizona, but not to exceed the sum of $10,000. All claims for expense reimbursement shall be supported with proper vouchers and detail.

         6. Licensing Issues. Employee represents to Tribe that he is eligible and suitable for a license and background clearance under the Tribe's and State's licensing authority. Employee agrees to timely apply for any license(s) as may be required pursuant to the Compact, the Tribe's gaming ordinances or otherwise required by law, as may be necessary to enable him to engage in his employment hereunder. The Tribe shall pay all costs associated with licensing. Employee will maintain such licenses in good standing as a continuing condition of his employment by Tribe.




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         7. Termination.

         (a) Employee may be terminated prior to the Termination Date by Tribe only under the following circumstances:

                  (i) Upon termination, revocation or disapproval of any license required by law to be held by Employee to perform as General Manager of the Gaming Facility or if any event renders it unlawful for the Tribe to continue to conduct casino gaming on the reservation; or

                  (ii) Employee shall commit an act constituting "Cause", Cause being defined as (a) an act of intentional dishonesty against the Tribe or the Gaming Facility;
                           (b) conviction of any criminal charge involving moral turpitude; (c) the deliberate or intentional refusal by Employee (except by reason of disability) to perform his duties hereunder; (d) gross negligence in the performance of his duties hereunder; or, (e) failure to perform his duties in a manner consistent with his professional obligations after prior sufficient verbal and written warnings; or

                  (iii)    Employee shall die; or

                  (iv) The Tribe shall for any reason cease to conduct its gaming operations; or

                  (v) Employee shall become unable to perform the duties and responsibilities set forth in this Agreement by reason of long-term physical or mental disability, defined as a period of disability that exceeds six
                           (6) months;

                  (vi)     Either party shall give the other party hereto ninety
                           (90) days' written notice of Employee's resignation or termination.

         (b) If Employee's employment should be terminated under paragraphs 7
         (a)(i), (a)(ii) or (a)(vi) above (provided that this subparagraph (b) shall only apply to paragraph 7 (a)(vi) to the extent that Employee has resigned), then Tribe shall within ten (l0) days of such termination pay Employee the Base Compensation to the date Employee is terminated, whereupon Tribe shall have no further liability or obligation to Employee under this Agreement.

         (c) If Employee is terminated under paragraphs 7 (a)(iii), (a)(iv),
         (a)(v) or (a)(vi) (provided that this subparagraph (c) shall only apply to paragraph 7 (a)(vi) to the extent that Tribe has terminated Employee), the Tribe shall pay to Employee his salary for a period of three (3) months from the date of termination and he shall be eligible for all employee benefits during that three-month period, pro-rated to that period and shall receive as bonus compensation an amount equal to 25% of the prior year's bonus payable at the end of the three-month period. Employee shall be paid all amounts due him at the time of termination when they would otherwise be paid, including the pro rata share of the bonus for the year in which the termination occurred.



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         (d) Upon the payment of all or any part of the compensation provided for in this paragraph 7, or its mitigation under this paragraph, the Tribe will have no further liability or obligation to Employee under this Agreement or arising from the employment relationship except that obligation provided for in this paragraph 7.

         (e) Employee will be liable in damages to the Tribe for all losses and expenses incurred by Tribe if he terminates his employment for any reason not authorized herein, with the exception of termination by written notice agreed to by both parties. Any such unauthorized termination by Employee will constitute a waiver by Employee of all claims against the Tribe and the Gaming Facility except for Base Compensation to the date of his termination.

         8. Confidentiality of Proprietary Information. Any information acquired by Employee while in the employ of the Tribe related to employee lists, patron lists, marketing plans, operating procedures and other information proprietary to the Tribe or the Gaming Facility are acknowledged by Employee to be confidential information belonging to the Tribe, and Employee shall not disclose such information without the express written authorization of the Tribe except in the ordinary course of the business of the Gaming Facility. Employee shall, upon termination of this Agreement for any reason whatsoever, turn over to the Tribe any and all copies he may have of employee lists, patron lists, marketing programs, operating procedures and other information proprietary to the Tribe or the Gaming Facility. Employee acknowledges that employee lists, patron lists, marketing programs, operating procedures and other information proprietary to the Tribe or the Gaming Facility are confidential and proprietary information belonging to the Tribe and the Tribe may exercise any and all remedies available to it at law or in equity to enforce this Agreement with respect to non-disclosure of any such proprietary information to which Employee has or will become privy while an employee of Tribe. Particularly, the parties agree that, because of the nature of the subject matter of this paragraph 8, in event of a threat or danger of disclosure of such information, it could be extremely difficult to determine the actual damages suffered or to be suffered by Tribe in the event of a breach of this Agreement by Employee. Accordingly, Tribe shall be entitled to injunctive relief (both temporary and permanent), it being acknowledged and agreed that any such actual or threatened breach will cause irreparable injury to Tribe and that money damages alone will not provide an adequate remedy to Tribe. Notwithstanding the foregoing, Tribe also shall be entitled to money damages for any loss suffered or to be suffered as a consequence of Employee's breach of this Agreement. The parties acknowledge that this provision shall survive the termination of this Agreement.



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         9. Assignment. This Agreement may be assigned by the Tribe to any entity formed by the Tribe for the express purpose of operating the Gaming Facility and any related economic development activities. This Agreement contemplates the personal services of Employee, and neither this Agreement nor any of the rights herein granted to Employee or the duties assumed by him hereunder may be assigned by him.

         10. Miscellaneous.

         (a) Employee represents to Tribe that there are no restrictions to which he is subject or agreements to which he is a party that would be violated by his execution of this Agreement and his employment hereunder.

         (b) This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Dry Creek Rancheria and the State of California.

         (c) No amendment to this Agreement or any attempted waiver of a provision of this Agreement shall be effective unless in writing and signed by the parties to this Agreement.

         (d) Any controversy that arises between Employee and the Tribe regarding the rights, duties or liabilities hereunder of either of them, shall be settled by binding arbitration under the Uniform Arbitration Act as adopted by the State of California or other forums for Tribal dispute resolution such as Peace Court or Elder's Counsel, to the extent only of the enforcement of the arbitration and any arbitration award as provided for herein. In the case of binding arbitration, it shall be conducted, upon the request of either party before three (3) arbitrators (unless the parties agree to one (l) arbitrator) designated by the American Arbitration Association and in accordance with the rules of such association, except as such rules may contemplate state court jurisdiction. The arbitrators designated to act under this Agreement shall make their award in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof except as provided herein. The Tribe on behalf of itself and the Gaming Facility waives its sovereign immunity from suit by Employee and hereby consents to be sued in any authorized Tribal forum, or the Federal District Court for the Northern District of California and all appellate courts related thereto, or in the event such courts lack subject matter jurisdiction in the courts of the State of California and all appellate courts related thereto, for the sole and limited purpose of enforcing Tribe's obligations to Employee under this Agreement should an action be commenced to compel arbitration, provide injunctive relief prior to arbitration or enforce an arbitration award.



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EFFECTIVE as of the date first written above.


DRY CREEK RANCHERIA BAND OF POMO INDIANS    (Attach Board resolution)


By: /s/ Elizabeth Elgin DeRouen
    -------------------------------
Name: Elizabeth Elgin DeRouen
      -----------------------------
Its: Tribal Chairperson
     ------------------------------

EMPLOYEE


/s/ Doug Searle
-----------------------------------
Douglas Searle


Nevada Gold & Casinos, Inc., "Lender" hereunder, hereby expressly agrees to the terms of the foregoing Agreement solely to the extent such terms relate to Lender, specifically in respect of Lender's affirmative obligations as set forth in paragraph 5(a) hereof, and, Lender further agrees that any moneys paid by Lender to Employee pursuant to obligations arising from a funding failure as described in paragraph 3 hereof shall not be deemed a Development Advance, as such term is defined in that certain Development and Loan Agreement dated as of August 26, 2001 between Tribe and Dry Creek Casino, LLC, of which Lender is a member, and Tribe shall have no liability therefor.


NEVADA GOLD & CASINOS, INC., a
Nevada corporation


By: /s/ Thomas Winn
    ------------------------------
    H. Thomas Winn
    President





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